Exhibit 10.7

This FIRST SUPPLEMENTAL INDENTURE, dated as of September 25, 2009 (this “Supplemental Indenture”), is made by and among VERENIUM CORPORATION, a Delaware corporation (the “Company”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee (the “Trustee”), under the Indenture referred to herein. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, the Company and the Trustee are parties to an Indenture dated as of September 1, 2009 (the “Indenture”), providing for the issuance of 9.00% Convertible Senior Secured Notes due 2027 (herein called the “Securities”);

WHEREAS, the Company on or about September 9, 2009 effected a one-for-twelve reverse stock split of its common stock whereby each twelve shares of the Company’s common stock that were issued and outstanding or held in treasury at 5:00 PM eastern time on such date (the “Effective Time”) were automatically combined into one share, subject to the elimination of fractional shares (the “Stock Split”);

WHEREAS, upon the Stock Split, pursuant to Section 10.06(a)(4) of the Indenture, the Conversion Rate of the Securities automatically adjusted at the Effective Time from the prior Conversion Rate of 1,250 shares of common stock per $1,000 principal amount of Securities to the post Stock Split Conversion Rate of 104.1667 shares of common stock per $1,000 principal amount of Securities which results in an initial Conversion Price of $9.60 per share of common stock;

WHEREAS, pursuant to Section 2.19 of the Indenture, the Company desires to issue additional Securities (the “Additional Securities”) on the same terms and conditions (except for any difference in the issue price therefor and interest accrued prior to the date of issuance thereof) and with the same CUSIP number as the Securities initially issued under the Indenture;

WHEREAS, Section 9.01(vii) of the Indenture provides that the Company and the Trustee may amend the Indenture and the Securities without the consent or affirmative vote of any Holders of the Securities for the purposes specified therein, and Section 2.19 of the Indenture provides that the Company may issue the Additional Securities without the consent or affirmative vote of any Holders of the Securities;

WHEREAS, this Supplemental Indenture has been duly authorized by all necessary corporate action on the part of the Company;

WHEREAS, the Trustee is authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid supplemental indenture and agreement according to its terms have been done.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Trustee mutually covenant and agree as follows for the equal and ratable benefit of the Holders of the Securities:

ARTICLE 1

INDENTURE UPDATES

SECTION 1.1 Conversion of Securities. In accordance with Section 10.06 of the Indenture, at and after the Effective Time, the Holder of each Security then outstanding shall have the right, during the period such Security shall be convertible as specified in Article X of the Indenture, to convert such Security into a number of shares of common stock of the Company equal to the Conversion Rate post Stock Split, which for the avoidance of doubt, shall be equal to 104.1667 shares of common stock per $1,000 principal amount of Securities which results in a corresponding Conversion Price of $9.60 per share of common stock.

SECTION 1.2 Increase in Outstanding Securities. In accordance with Section 2.19 of the Indenture, the Securities have been reopened and an additional aggregate principal amount of Securities equal to $893,000 which results in an aggregate principal amount of outstanding Securities after the issuance of the Additional Securities of $13,707,000. Such Additional Securities were issued on the same terms and conditions (except for any difference in the issue price therefor) and with the same CUSIP number as the Securities initially issued under the Indenture and will form the same series with the Securities initially issued under the Indenture. The Securities initially issued under the Indenture and the Additional Securities rank equally and ratably and will be treated as a single series of debt securities for all purposes under the Indenture.

SECTION 1.3 Update Fundamental Change Make-Whole Table.

(a) Pursuant to clause (iii) of the proviso to Section 10.16(B) of the Indenture, in connection with the Stock Split, the Make-Whole Applicable Increase table provided in Section 10.16(B) is hereby replaced with the table set forth immediately below:

	Effective Date
“Applicable Price	October 1, 2009	April 1, 2010	October 1, 2010	April 1, 2011	October 1, 2011	April 1, 2012
$7.20	31.87	25.49	19.12	12.75	6.37	0.00
$8.40	26.98	21.58	16.19	10.79	5.40	0.00
$9.75	20.34	16.27	12.20	8.14	4.07	0.00
$11.10	15.31	12.25	9.19	6.12	3.06	0.00
$12.45	11.38	9.10	6.83	4.55	2.28	0.00
$13.80	8.21	6.57	4.93	3.28	1.64	0.00
$15.15	5.61	4.49	3.37	2.24	1.12	0.00
$16.50	3.43	2.75	2.06	1.37	0.69	0.00
$17.85	1.59	1.27	0.95	0.63	0.32	0.00
$19.20	0.00	0.00	0.00	0.00	0.00	0.00”

(b) Pursuant to clause (iii) of the proviso to Section 10.16(B) of the Indenture, in connection with the Stock Split, clause (ii) of the proviso to Section 10.16(B) of the Indenture is replaced in its entirety as follows:

2.

“(ii) if the actual Applicable Price of such Make-Whole Fundamental Change is greater than $19.20 per share (subject to adjustment as provided in Section 10.16(B)(iii)), or if the actual Applicable Price of such Make-Whole Fundamental Change is less than $7.20 per share (subject to adjustment as provided in Section 10.16(B)(iii)), then the Make-Whole Applicable Increase shall be equal to zero (0);”

SECTION 1.4 Trustee’s Acceptance. The Trustee hereby accepts this Supplemental Indenture and agrees to perform the same under the terms and conditions set forth in the Indenture.

ARTICLE 2

MISCELLANEOUS

SECTION 2.1 Effectiveness of Supplemental Indenture. Upon the execution and delivery of this Supplemental Indenture by the Company and the Trustee and an authenticated Global Note reflecting the increase in the aggregate principal amount of the Securities, the Indenture shall be supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby.

SECTION 2.2 Indenture Remains in Full Force and Effect. Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

SECTION 2.3 Indenture and Supplemental Indenture Construed Together. This Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read and construed together.

SECTION 2.4 Confirmation and Preservation of Indenture. The Indenture as supplemented by this Supplemental Indenture is in all respects confirmed and preserved.

SECTION 2.5 Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 2.6 Headings. The Article and Section headings of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 2.7 Benefits of Supplemental Indenture, etc. Nothing in this Supplemental Indenture, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Holders of the Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Securities.

SECTION 2.8 Certain Duties and Responsibilities of the Trustee. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

SECTION 2.9 Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

3.

SECTION 2.10 Governing Law. The laws of the State of New York, without regard to principles of conflicts of law, shall govern this Supplemental Indenture.

SECTION 2.11 The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein (other than the seventh recital), all of which recitals are made solely by the Company.

[Signature Pages Follow]

4.

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

COMPANY:

VERENIUM CORPORATION

By:	/s/ Gerald M. Haines II
Name:	Gerald M. Haines II
Title:	Executive Vice President

THE TRUSTEE:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Lynn M. Steiner
Name:	Lynn M. Steiner
Title:	Vice President